UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021

Veoneer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section C, 6th Floor SE-111 64
Box 13089, SE-10302
Stockholm, Sweden
(Address and Zip Code of principal executive offices)

+46 8 527 762 00
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Merger Agreement

On October 4, 2021, Veoneer, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Qualcomm Merger Agreement”) by and among the Company, QUALCOMM Incorporated, a Delaware corporation (“Qualcomm”), SSW HoldCo LP, a  Delaware limited partnership (“SSW” and together with Qualcomm, the “Acquiring Parties”), and SSW Merger Sub Corp, a Delaware corporation (“Acquisition Sub”), providing for the acquisition of the Company by SSW, subject to the terms and conditions set forth therein. Shortly after the consummation of the SSW Merger (as defined below), and pursuant to that certain Investment and Separation Matters Agreement, dated October 4, 2021, by and among Qualcomm, SSW and, solely for the purposes of Article V and Sections 2.3 and 2.4 thereof, Acquisition Sub, Veoneer’s non-Arriver business (which are Tier-1 supplier businesses) will be extracted from the Company (the “Non-Arriver Extraction”) and thereafter the Arriver business will be sold to Qualcomm by way of a merger of the Company with and into a designated subsidiary of Qualcomm, with the Company surviving such merger as a wholly owned subsidiary of Qualcomm (the “Arriver Sale”).

The Company’s board of directors (the “Board”) unanimously (i) approved the Qualcomm Merger Agreement, the merger of Acquisition Sub with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of SSW (the “SSW Merger”), pursuant to the Delaware General Corporation Law upon the terms and subject to the conditions set forth in the Qualcomm Merger Agreement, and the other transactions contemplated thereby, (ii) determined that the SSW Merger and the other transactions contemplated by the Qualcomm Merger Agreement are advisable and in the best interests of the Company and its stockholders, and (iii) subject to the terms of the Qualcomm Merger Agreement, resolved to recommend the adoption of the Qualcomm Merger Agreement by the Company’s stockholders.

As a result of the SSW Merger, except as otherwise provided in the Qualcomm Merger Agreement, each share of common stock, par value $1.00 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time of the SSW Merger (the “Effective Time”) shall be converted into the right to receive $37.00 per share in cash, without interest and subject to any tax withholding required by applicable law (the “Merger Consideration”).

Pursuant to the Qualcomm Merger Agreement, at the Effective Time:

•
each Company stock option (whether or not vested) that is outstanding immediately prior to the Effective Time shall automatically vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest and subject to any tax withholding required by applicable law, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such Company stock option multiplied by (ii) the total number of shares of Common Stock underlying such Company stock option, provided, that if the exercise price per share of Common Stock of such Company stock option is equal to or greater than the Merger Consideration, such Company stock option shall be cancelled without any cash payment or other consideration being made in respect thereof;

•
each Company time-based restricted stock unit that is outstanding immediately prior to the Effective Time shall automatically vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest and subject to any tax withholding required by applicable law, equal to the product of (i) the total number of shares of Common Stock underlying such Company time-based restricted stock unit (including any shares of Common Stock in respect of dividend equivalent units credited thereon) multiplied by (ii) the Merger Consideration;

•
each Company performance-based restricted stock unit that is outstanding immediately prior to the Effective Time shall automatically vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest and subject to any tax withholding required by applicable law, equal to the product of (i) the number of shares of Company Common Stock underlying such Company PSU (including any shares of Common Stock in respect of dividend equivalent units credited thereon) determined based on the attainment of the applicable performance metrics at (x) the actual level of performance for any performance periods that have concluded prior to the date of the Qualcomm Merger Agreement, and (y) the greater of the target level of performance or actual level of performance measured through the date on which the Closing of the SSW Merger occurs (as determined by the Board), for any performance periods that would otherwise conclude following the date of the Qualcomm Merger Agreement, in each case, multiplied by (ii) the Merger Consideration.

If the SSW Merger is consummated, the Company’s securities will be de-listed from the New York Stock Exchange and de-registered under the Securities Exchange Act of 1934 as soon as practicable following the Effective Time.

Conditions to the SSW Merger and Closing

Completion of the SSW Merger is subject to customary closing conditions, including (i) the adoption of the Qualcomm Merger Agreement by the Company’s stockholders (the “Requisite Stockholder Approval”), (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the expiration of applicable waiting periods or clearance of the SSW Merger, as applicable, under the antitrust and foreign investment laws of certain other jurisdictions, (iii) the absence of any law or order, issued by certain governmental authorities of competent jurisdiction, prohibiting the SSW Merger, (iv) no Company Material Adverse Effect (as defined in the Qualcomm Merger Agreement) having occurred since the date of the Qualcomm Merger Agreement and (v) other customary closing conditions. Completion of the SSW Merger is neither subject to a financing condition nor the Acquiring Parties’ ability to implement Non-Arriver Extraction immediately following closing (unless an intentional and material breach by the Company of its Arriver/Non-Arriver Separation Planning (as defined below) cooperation covenant is the primary cause of such inability to implement the Non-Arriver Extraction at the time it otherwise would have been completed following the closing).  The Merger Agreement also provides that Qualcomm and SSW will not be required to complete the SSW Merger prior to April 4, 2022 (6 months from the date of the Qualcomm Merger Agreement).

Regulatory Efforts

The parties to the Qualcomm Merger Agreement have agreed to use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Qualcomm Merger Agreement and to cause the conditions to the SSW Merger to be satisfied as expeditiously as practicable. In furtherance thereof, the Acquiring Parties and Acquisition Sub have agreed to take promptly any and all steps necessary or reasonably advisable or as may be required by any governmental authority to avoid or eliminate each and every impediment and obtain all consents under any antitrust and foreign investment laws that may be required by any governmental authority so as to enable the parties to consummate the transactions contemplated by the Qualcomm Merger Agreement, including the SSW Merger, as expeditiously as possible, subject to certain limitations as provided in the Qualcomm Merger Agreement.

Non-Solicitation of Competing Offers

From the execution of the Qualcomm Merger Agreement until the earlier of the Effective Time and the termination of the Qualcomm Merger Agreement, the Company must comply with customary non-solicitation restrictions.

Subject to certain customary “fiduciary out” exceptions, the Board is required to recommend that the Company’s stockholders vote in favor of the approval of the SSW Merger, the Qualcomm Merger Agreement and the transactions contemplated thereby. However, the Company may, prior to the receipt of the Requisite Stockholder Approval, make an Adverse Recommendation Change (as defined in the Qualcomm Merger Agreement) in connection with a Superior Proposal or Intervening Event (each as defined the Qualcomm Merger Agreement) if the Company complies with certain notice and other requirements set forth in the Qualcomm Merger Agreement, including the payment of a termination fee from the Company of $110 million to the Acquiring Parties or their designee.

Termination and Fees

Either the Company or the Acquiring Parties may terminate the Qualcomm Merger Agreement in certain circumstances, including if (i) the SSW Merger shall not have been consummated on or before July 4, 2022 (as may be extended in certain circumstances in accordance with the terms of the Qualcomm Merger Agreement to a date no later than January 4, 2023, provided, that either party may further extend to April 4, 2023 upon written notice to the other party), provided, that if at the time of such termination all conditions other than regulatory conditions have been satisfied or waived, the Acquiring Parties will pay a termination fee of $225 million to the Company (provided no breach by the Company of its regulatory efforts covenant principally caused the failure of the regulatory conditions to be satisfied), (ii) any governmental authority of certain competent jurisdictions has issued a final non-appealable law or order prohibiting the SSW Merger, provided, that if such final non-appealable law or order prohibiting the SSW Merger relates to antitrust or foreign investment laws, the Acquiring Parties will pay a termination fee of $225 million to the Company (provided no breach by the Company of its regulatory efforts covenant principally caused the failure of the imposition of the imposition of such law or order) or (iii) the Requisite Stockholder Approval is not obtained at the stockholders’ meeting duly convened therefor.

The Company may terminate the Qualcomm Merger Agreement if the Acquiring Parties or Acquisition Sub materially breaches, and does not cure, any representation or covenant that would cause any conditions to the Company’s obligation to consummate the SSW Merger not to be satisfied. The Company may also terminate the Qualcomm Merger Agreement if, prior to receipt of the Requisite Stockholder Approval, the Board shall have authorized the Company to enter into an Alternative Acquisition Agreement (as defined in the Qualcomm Merger Agreement) with respect to a Superior Proposal and, substantially concurrently with such termination, the Company enters into such Alternative Acquisition Agreement and pays a termination fee of $110 million to the Acquiring Parties.

The Acquiring Parties may terminate the Qualcomm Merger Agreement, and receive a termination fee from the Company of $110 million, if the Board has made an Adverse Recommendation Change, which termination right shall expire upon the Requisite Stockholder Approval having been obtained. The Acquiring Parties may also terminate the Qualcomm Merger Agreement if the Company materially breaches, and does not cure, any representation or covenant that would cause any conditions to the Acquiring Parties’ and Acquisition Sub’s obligation to consummate the SSW Merger not to be satisfied.

If a third party makes a Competing Proposal (as defined in the Qualcomm Merger Agreement) to the Company or its stockholders after October 5, 2021, the Qualcomm Merger Agreement is subsequently terminated by either the Company or Acquiring Parties because the Requisite Stockholder Approval (as defined in the Qualcomm Merger Agreement) is not obtained or by Acquiring Parties because the Company breached certain specified covenants or agreements under the Qualcomm Merger Agreement (and the Competing Proposal is not withdrawn prior to the event that gave rise to the termination) and within 12 months of such termination, the Company enters into an acquisition or similar agreement (that is later consummated) regarding or consummates a transaction involving a Competing Proposal, the Company shall pay a termination fee of $110 million to Acquiring Parties.

In addition, if the Company willfully breaches the non-solicitation provisions of the Qualcomm Merger Agreement, and such breach results in a Competing Proposal, Acquiring Parties may terminate the Qualcomm Merger Agreement and obtain reimbursement for its out-of-pocket expenses in an amount not to exceed $15 million; provided, that if the Company ultimately enters into an acquisition or similar agreement (that is later consummated) regarding or consummates a transaction involving such Competing Proposal, the Company shall pay a termination fee of $110 million to Acquiring Parties (net of any reimbursed expenses).

Cooperation with Planning Efforts for the Separation of the Arriver and Non-Arriver Businesses

The Company agrees to use reasonable best efforts to cooperate with Acquiring Parties in connection with planning efforts for the Non-Arriver Extraction and Arriver Sale (such planning efforts, the “Arriver/Non-Arriver Separation Planning”) such that that Non-Arriver Extraction and Arriver Sale can be implemented immediately after closing. Failure to comply with such Arriver/Non-Arriver Separation Planning covenant will not give rise to the failure of any closing condition unless the Non-Arriver Extraction is unable to be completed immediately following the closing as a direct result of the Company’s intentional and material breach of such Arriver/Non-Arriver Separation Planning cooperation covenant and such breach is primary cause of the Non-Arriver Extraction not being able to happen at the time it otherwise would have been completed following the closing.

Financing

The Acquiring Parties represented to the Company that as of the date of the Qualcomm Merger Agreement they have access to, and at the Effective Time they will have sufficient funds available to fund all amounts required to be paid by the Acquiring Parties and/or Acquisition Sub for the consummation of the transaction contemplated by the Qualcomm Merger Agreement. Completion of the SSW Merger is not subject to a financing condition.

Qualcomm will provide for a loan facility from Qualcomm (or a third party and guaranteed by Qualcomm) providing financing to the extent requested by the Company for the quarter commencing April 1, 2022 and each of the two subsequent quarters of $120 million per quarter (up to $360 million in the aggregate) which amounts may in certain circumstances be forgiven with an additional $120 million (for Q1 2023) to be provided if either party extends the final Outside Date to April 4, 2023.

Other Terms of the Qualcomm Merger Agreement

The Company has made customary representations, warranties and covenants in the Qualcomm Merger Agreement, including, among others, covenants to use its reasonable best efforts to conduct its business in the ordinary course of business during the period between the date of the Qualcomm Merger Agreement and the earlier of the Effective Time and the termination of the Qualcomm Merger Agreement and to not engage in specified types of transactions during this period, subject to certain exceptions.

Qualcomm has agreed to take all actions necessary to cause SSW and Acquisition Sub (i) to perform their respective obligations under the Qualcomm Merger Agreement and to consummate the SSW Merger on the terms and conditions set forth in the Qualcomm Merger Agreement and (ii) to have available sufficient funds to satisfy the required merger payments when due and payable, including the payment of the Merger Consideration. In furtherance of the foregoing, if (x) either SSW or Acquisition Sub has failed to perform any of the obligations applicable to such party in accordance with the terms and subject to the conditions of the Qualcomm Merger Agreement and (y) the Company has delivered written notice to Qualcomm of any such failure to perform by SSW or Acquisition Sub, as applicable, then, promptly after its receipt of such notice, Qualcomm shall take all action necessary to satisfy (on behalf of SSW and/or Acquisition Sub) such obligations, including, if required, making any necessary payments in satisfaction of the required merger payments when due and payable and delivering the merger consideration when required, in each case, on behalf of SSW and Merger Sub.

The foregoing description of the Qualcomm Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Qualcomm Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The Qualcomm Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Acquiring Parties, Acquisition Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Qualcomm Merger Agreement were made only for purposes of the Qualcomm Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Qualcomm Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Qualcomm Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Qualcomm Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Qualcomm Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Acquiring Parties and Acquisition Sub and the transactions contemplated by the Qualcomm Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Qualcomm Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission.

Item 1.02	Termination of a Material Definitive Agreement

On July 22, 2021, the Company entered into an Agreement and Plan of Merger (the “Magna Merger Agreement”), dated July 23, 2021, by and among the Company, Magna International Inc., an Ontario corporation (“Magna”), and 2486345 Delaware Corporation, a Delaware corporation, providing for the acquisition of the Company by Magna, subject to the terms and conditions set forth therein.

On October 4, 2021, the Board (i) determined in good faith, after consultation with its outside legal counsel and financial advisors, that the Qualcomm Merger Agreement constituted a Superior Proposal (as defined in the Magna Merger Agreement), and that failure to recommend or approve the Qualcomm Merger Agreement would be inconsistent with the Company’s directors’ fiduciary duties under applicable law and (ii) authorized the Company to effect the termination of the Magna Merger Agreement and have the Acquiring Parties pay to Magna the Termination Fee (as defined in the Magna Merger Agreement) of $110 million in satisfaction of the Company’s obligations under Section 8.3(a) of the Magna Merger Agreement. On October 4, 2021, the Company delivered to Magna notice of the foregoing determination by the Board and terminated the Magna Merger Agreement in accordance with Section 6.5(f) and Section 8.1(c)(ii) thereof, in order to enter into the Qualcomm Merger Agreement, and the Acquiring Parties paid to Magna the Termination Fee in satisfaction of the Company’s obligation under Section 8.3(a) of the Magna Merger Agreement.

In connection with the termination of the Magna Merger Agreement, the Company’s previously announced special meeting of stockholders, scheduled to be held on October 19, 2021, has been cancelled.

Item 8.01	Other Events.

On October 4, 2021, the Company and Acquiring Parties issued a joint press release announcing that the parties had entered into the Qualcomm Merger Agreement. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in connection with the proposed acquisition of Veoneer pursuant to a definitive Agreement and Plan of Merger (the “merger agreement”) between Veoneer, Qualcomm, SSW and SSW Merger Sub Corp, a Delaware corporation and a direct, wholly owned subsidiary of SSW. In connection with the proposed merger, Veoneer intends to file relevant materials with the United States Securities and Exchange Commission (SEC), including a proxy statement which will be mailed or otherwise disseminated to Veoneer’s stockholders. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VEONEER AND THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about Veoneer or the proposed merger, once such documents are filed with the SEC, free of charge at the SEC’s website at www.sec.gov, or from Veoneer at https://www.veoneer.com/en/investors or by directing a request to Veoneer’s Investor Relations Department at thomas.jonsson@veoneer.com.

Participants in the Solicitation

Veoneer, Qualcomm, SSW and certain of their respective directors and executive officers may be deemed to be “participants” in the solicitation of proxies from Veoneer’s stockholders in connection with the SSW Merger. Information about Veoneer’s directors and executive officers and their direct or indirect interests in Veoneer, by security holdings or otherwise, is set forth in Veoneer’s proxy statement on Schedule 14A for its 2021 annual meeting of stockholders filed with the SEC on March 29, 2021. To the extent holdings of Veoneer’s securities by such participants (or the identity of such participants) have changed, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 subsequently filed with the SEC.  Information about Qualcomm’s directors and executive officers is set forth in Qualcomm’s proxy statement on Schedule 14A for its 2021 annual meeting of stock holders filed with the SEC on January 21, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement filed with the SEC regarding the proposed SSW Merger, if and when it becomes available.

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Veoneer Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. The reader is cautioned not to rely on these forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Risks and uncertainties include, but are not limited to: (i) the merger may involve unexpected costs, liabilities or delays; (ii) the failure to satisfy the conditions to the consummation of the transaction, including approval of the merger by Veoneer’s stockholders and the receipt of certain governmental and regulatory approvals on the terms or at the timing expected; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (v) risks related to diverting management attention from ongoing business operations; (vi) the business of Veoneer may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; and (vii) the outcome of any legal proceedings that may be instituted against Veoneer or Qualcomm related to the merger agreement or the transaction contemplated thereby. The foregoing list of factors is not exhaustive. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Veoneer’s financial condition, results of operations, credit rating or liquidity.

You should carefully consider the foregoing factors and the other risks and uncertainties relating to Veoneer described in Veoneer’s Annual Report on Form 10-K for the most recently completed fiscal year, and other reports and documents filed by Veoneer from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Veoneer assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Veoneer does not give any assurance that it will achieve its expectations.

Item 9.01	Exhibits.

(d)   Exhibits

No.	Description
2.1	Agreement and Plan of Merger, dated as of October 4, 2021, among the Company, Qualcomm, SSW and Acquisition Sub*
99.1	Joint Press Release of the Company and Acquiring Parties, dated as of October 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2021

VEONEER, INC.

By:	/s/ Lars Sjöbring
	Name:	Lars Sjöbring
	Title:	Executive Vice President Legal, General Counsel and Secretary